Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

September 14, 2018

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to Cadence Bancorporation, a Delaware corporation (the “Company”), in connection with the offering (the “Offering”) by the stockholders (the “Selling Stockholders”) named in Schedule II to the Underwriting Agreement, dated as of September 11, 2018 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC , of an aggregate of 12,099,757 shares (the “Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) pursuant to an automatic shelf registration statement on Form S-3 (Commission File No. 333-225075) (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or attached as an exhibit or schedule thereto) filed by the Company on May 21, 2018 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement; (b) the base prospectus, dated May 21, 2018 as filed with the Registration Statement, each amendment to the Registration Statement and the preliminary prospectus supplement dated September 11, 2018; (c) the definitive prospectus supplement dated September 11, 2018; (d) an executed copy of the Underwriting Agreement; (e) the Second Amended and Restated Certificate of Incorporation of the Company; (f) the Amended and Restated Bylaws of the Company, as in effect as of the date hereof and (g) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Shares. In connection with the foregoing, you have requested our opinion with respect to the following matters.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company, the Selling Stockholders or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Stockholders and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares are validly issued, duly authorized, fully paid and nonassessable.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement. In addition, we consent to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz